EXHIBIT 10.49

A PORTION OF THE EXHIBIT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

                               RESELLER AGREEMENT

AGREEMENT made as of this twelfth day of January, 1998 by and between Simon & Schuster, Inc. ("RESELLER") with a place of business at One Lake Street, Upper Saddle River, New Jersey 07458 and GALACTICOMM TECHNOLOGIES, INC.
("GALACTICOMM") with principal offices at 4101 SW 47 Avenue Suite 101, Fort Lauderdale, Florida 33314.

WHEREAS, GALACTICOMM has developed some computer PROGRAMS which it desires to license to RESELLER for purposes of distribution and marketing, and WHEREAS; RESELLER DESIRES TO MARKET THE COMPUTER PROGRAMS DEVELOPED BY GALACTICOMM; NOW THEREFORE, in consideration of the mutual promises contained herein it is hereby agreed as follows:

1. LICENSE

1.1 Distribution Rights

During the term hereof, GALACTICOMM grants to RESELLER and its affiliates the non-exclusive right and license to market and distribute through any and all channels and media the computer PROGRAMS described in Schedule "A" (hereinafter referred to as the "PROGRAMS"), as such computer PROGRAMS may be upgraded or modified from time to time by GALACTICOMM. The geographical limitation of this right and license is North America. Unless otherwise specified, the term PROGRAMS as hereinafter defined, shall refer to the binary or object code of the PROGRAMS and not the source code. Nothing herein shall be interpreted to include, and GALACTICOMM does not hereby grant to RESELLER, any right or license to enter into a VAR, OEM or other redistribution agreement or license. RESELLER may sell the PROGRAMS as stand-alone products or bundled together with other products.

1.2 License to Use Trademark and Trade Name

Any and all trademarks and trade names which GALACTICOMM uses in connection with the license granted hereunder are and shall remain the exclusive property of GALACTICOMM. This Agreement gives RESELLER no rights therein except for a limited license to reproduce trademarks and trade names as necessary for, and for the sole purpose of allowing RESELLER to fully promote and sell the PROGRAMS pursuant to the terms of this Agreement. RESELLER may Co-Brand Product with GALACTICOMM. RESELLER may submit to GALACTICOMM trademarks, designs and other materials as needed to produce a Co-Branded product.

1.3 Term

This Agreement shall continue in full force and effect from the date this Agreement was entered into, as specified above, until December 31, 2000 and will thereafter automatically be renewed for additional periods of one (1) year. Prior to the end of the initial term (or of any successive renewal terms) of the Agreement, this Agreement maybe canceled by ninety (90) days' prior written notice by either party to the other.

2. PRICE AND PAYMENT

2.1 Price

Purchase price to RESELLER, and RESELLER's payment obligations for the PROGRAMS & SERVICES, are set forth in Schedule "A". Unless expressly provided to the contrary in this Agreement, RESELLER is under no obligation to buy any of the products or services set forth on Exhibit A; in the event it elects to do so, however, the prices set forth on Exhibit A shall govern. The prices in Schedule A are guaranteed until December 31st, 1998. After that time they may increase by not more than 10% in each subsequent year.

2.2 Shipment

GALACTICOMM agrees to supply RESELLER with a minimal quantity of twenty five
(25) units of the software PROGRAMS as an initial stocking order in December 1997. RESELLER will have a period of six (6) months from initial delivery to sell the PROGRAMS. At such time, RESELLER will be allowed to return all unsold PROGRAMS for a credit. Galacticomm shall maintain sufficient inventory to satify any and all future orders (if any) from RESELLER. GALACTICOMM agrees to ship the software PROGRAMS to RESELLER within 48 hours of receiving an order via carrier of

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GALACTICOMM's choice, with risk of loss to be borne by GALACTICOMM until delivery to RESELLER'S site at which time the risk of loss shall shift to RESELLER. RESELLER is under no obligation to buy any minimum number of PROGRAMS.

2.3 Terms of Payment

RESELLER agrees to pay GALACTICOMM within 45 days of receipt of invoices with the exception of the initial stocking order where RESELLER will pay GALACTICOMM within 30 days of the actual resale of its PROGRAMS. In the event that the initial stocking order is depleted prior to June 30th, 1998, payment to GALACTICOMM will be made within 30 days of receipt of invoices. GALACTICOMM offers a discount of two percent (2.0%) for early payment within ten (10) days of SELLERS receipt of each invoice.

2.4 Taxes

RESELLER's payment obligation includes any federal, state, county, local or other governmental taxes, duties or excise taxes, now or hereafter due and payable in connection which is applied on the production, storage, sale, transportation, import, export, licensing or use of the PROGRAMS including sale tax, value added tax or similar tax. Any taxes imposed by federal, state or any municipal government or any amount in lieu thereof, including interest and penalties thereon paid or payable at any time by GALACTICOMM in connection with GALACTICOMM'S sale to RESELLER, exclusive of taxes based on net income, shall be borne by RESELLER.

3. OWNERSHIP AND PROPERTY RIGHTS

3.1 Ownership

GALACTICOMM represents and warrants that it has all necessary rights in and to all copyrights, patents and other proprietary rights associated with the PROGRAMS that are necessary to market, distribute and license the PROGRAMS exclusive of any RESELLER trademarks that are provided in connection with co-branding or RESELLER's marketing and sales of the PROGRAMS (which trademarks shall at all times remain RESELLER's property). GALACTICOMM has the unrestricted right and authority to enter into this Agreement and to grant the rights and licenses hereunder with respect to the PROGRAMS.

3.2 Property Rights

RESELLER acknowledges and agrees that it obtains no ownership or title in and to the PROGRAMS by virtue of this Agreement. RESELLER's sole rights are the distribution and other rights set forth in Section 1 above.

It is expressly understood and agreed that no title to, or ownership of, the PROGRAMS, or any part thereof, is hereby transferred to RESELLER. RESELLER will not remove or modify any copyright notice included with the Programs and diskettes or other tangible media delivered by GALACTICOMM. RESELLER acknowledges and agrees that all persons who use the PROGRAMS must be licensed by the current GALACTICOMM License Agreement set forth in Schedule "B" or sign a RESELLER license agreement that is materially similar. All use of any GALACTICOMM trademark in any marketing and promotion, including but not limited to, advertisements and packaging, shall contain notification that such trademark is a trademark which was developed and is owned by GALACTICOMM.

3.3 Unauthorized Copying

RESELLER agrees that it will not copy, modify or reproduce the PROGRAMS in any way, except as otherwise provided herein. However, RESELLER is not responsible for the disclosure, use, modification or copying of the PROGRAMS by its customers or any other third party so long as RESELLER did not authorize or participate in any such activity. RESELLER agrees to promptly notify GALACTICOMM of any circumstances of which RESELLER has knowledge relating to any unauthorized use or copying of the PROGRAMS by any person or entity not authorized to do so. Fine

4. WARRANTY

4.1 Customer Warranty

GALACTICOMM will enclose, as part of the PROGRAMS package, a warranty with respect to the physical media enclosed therein which is identical to the warranty contained in the then current GALACTICOMM License Agreement (a copy of which

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is set forth in Schedule "B"), and that the PROGRAMS shall operate in all material respects in conformance with their published specifications and/or user documentation. GALACTICOMM agrees to fulfill its responsibilities under the warranty delivered with the PROGRAMS, as the same shall be modified from time to time. RESELLER acknowledges and agrees that the warranty furnished by GALACTICOMM with copies of the PROGRAMS is the only warranty made (or to be made) with respect thereto. RESELLER agrees to include the current GALACTICOMM License Agreement (or a materially similar license agreeemnt used by RESELLER) with every copy of the PROGRAMS it distributes and not to make any other representations or warranties with respect to the PROGRAMS.

4.2 Disclaimer of Additional Warranties

OTHER THAN THOSE WARRANTIES SET FORTH IN PARAGRAPH 3.1 and 4.1, GALACTICOMM DOES NOT WARRANT, REPRESENT, OR GUARANTEE THAT ALL PROBLEMS WILL BE CORRECTED OR THAT ANY UPDATES WILL BE COMPATIBLE WITH PREVIOUS VERSIONS OF THE PRODUCTS. EXCEPT AS EXPRESSED ABOVE, GALACTICOMM DISCLAIMS ALL WARRANTIES, EXPRESSED AND IMPLIED, TO THE PRODUCT, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND GALACTICOMM DISCLAIMS ALL OBLIGATIONS AND LIABILITY ON GALACTICOMM'S PART FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH USE OF THE PRODUCT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

5. TERMINATION

5.1 Events Causing Termination

This agreement may be terminated by GALACTICOMM under any of the following conditions:

(a) GALACTICOMM may terminate this agreement if RESELLER fails to meet it's payment requirements outlined in paragraph 2.3 herein upon ninety (30) days written notice to RESELLER.

(b) if one of the parties shall be declared insolvent or bankrupt.

(c) if a petition is filed in any court and not dismissed in ninety (90) days to declare one of the parties bankrupt or for a reorganization under the Bankruptcy Law or any other similar statute.

(d) if a Trustee in Bankruptcy or a Receiver or similar entity is appointed for one of the parties.

(e) if RESELLER materially breaches this Agreement and has not cured this breach within 30 days of notice from GALACTICOMM.

This Agreement may be terminated by RESELLER at any time and for any reason (or no reason) upon 90 days notice.

5.2 Duties Upon Termination

Upon termination of this Agreement for any reason, the parties agree to continue their cooperation in order to effect an orderly termination of their relationship. RESELLER shall immediately cease representing itself as a RESELLER of the PROGRAMS for GALACTICOMM. The following paragraphs of this Agreement shall survive its termination for a period of five (5) years: 3.2, 7.1, 7.6, 7.7 and 7.10.

Termination of this Agreement shall not terminate or in any way affect any End User License Agreement between RESELLER and its customers.

6. PRODUCT PROMOTION AND SUPPORT

6.1 RESELLER's Obligation

During the term hereof, RESELLER, as part of its activities to promote the distribution of the PROGRAMS, agrees to confer periodically with GALACTICOMM, at GALACTICOMM'S request, on matters relating to market conditions, sales forecasting, product planning and update, promotional and marketing strategies and programming. GALACTICOMM may, at its sole option, prior to and/or after its use, review all of RESELLER's promotion and advertising materials which utilize any of GALACTICOMM'S trademarks or trade names. RESELLER agrees not to use or to withdraw and retract any promotion or

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advertising, which utilizes any of GALACTICOMM'S trademarks or trade names, which GALACTICOMM has not approved pursuant to this Section 6.1. GALACTICOMM agrees not to unreasonably withhold its approval of any promotion or advertising which utilizes any of GALACTICOMM'S trademarks or trade names.

6.2 Training and Technical Support by GALACTICOMM

All training provided by GALACTICOMM to RESELLER will be at GALACTICOMM'S customary rates ( see Schedule "A") and subject to mutually agreeable dates and times. GALACTICOMM will provide fifteen incidences of technical support to RESELLER for each PROGRAM purchased from 9:00 AM until 6:00 PM EST, Monday to Friday. Any technical support beyond fifteen incidences will be charges at the customary rate found in Schedule "A".

7. GENERAL

7.1 Confidential Information

GALACTICOMM and RESELLER acknowledge that, in the course of dealings between the parties, each party will acquire information about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party shall hold such information in strict confidence and shall not reveal the same, except for any information which is: generally available to or known to the public; known to such party prior to the negotiations leading to this Agreement; independently developed by such party outside the scope of this Agreement; or lawfully disclosed by or to a third party or tribunal. The confidential information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential materials or dates relating to its own business.

7.2 Force Majeure

Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, acts of the public enemy, war, riots, civil disturbances, insurrections, accidents, fire, explosions, earthquakes, floods, the elements, strikes, labor disputes, shortages of suitable parts, materials, 'labor or transportation or any causes beyond the reasonable control of such party.

7.3 Jurisdiction and Venue

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BER MADE AND FULLY PERFOEMRED IN THEAT STATE. ANY ACTION OR PROCEEDING BROUGHT BY RESELLER TO ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WILL BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF FLORIDA OR, IF FEDERAL JURISDICTION IS LACKING, IN THE STATE TRIAL COURT LOCATED IN FT. LAUDERDALE, AND ANY ACTION OR PROCEEDING BROUGHT BY GALACTICOMM TO ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WILL BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF FEDERAL JURISDICTION IS LACKING, IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY. EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS FOR ANY DISPUTE ALLEGING A BREACH OF THIS AGREEMENT AND NEITHER WILL MAINTAIN THAT ANY SUCH FORUM IS AN INCONVENIENT FORUM FOR RESOLVING ANY SUCH DISPUTE.

7.4 Entire Agreement

This Agreement, including the schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments, writings and all

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other communications between the parties, both oral and written.

This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of these parties.

The terms of this Agreement shall prevail in the event that there shall be any variance with the terms and conditions of any invoice or other such document submitted by GALACTICOMM or any purchase order or any other such document submitted by RESELLER.

This Agreement shall not be valid until signed and accepted by both parties and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by both parties against whom the same is sought to be enforced.

7.5 Independent Contractors

It is expressly agreed that GALACTICOMM and RESELLER are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity or to make commitments of any kind for the account of, or on behalf of, the other party, except to the extent, and for the purposes, expressly provided for and set forth herein.

7.6 Notice

Any notice required to be given by either party to the other shall be deemed given if in writing and actually delivered or deposited in the United States mail in registered or certified form, return receipt requested, postage prepaid, addressed to the party to whom notice is being given at the address of such party set forth above or to such other address to which the sending party has been directed to send notices by the addressee.

7.7 Assignment

This Agreement is not assignable by either party hereto without the consent of the other, except that this Agreement shall be assignable upon the sale of all rights to license and sublicense the PROGRAMS to the purchaser of said rights. This Agreement shall be binding upon the parties and their respective successors. Notwithstanding the foregoing, RESELLER shall at all times be free to assign this Agreement in connection with a sale of all or substantially all of its assets or in connection with a change in control.

7.8 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

7.9 Waiver

No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

7.10  Indemnity

GALACTICOMM agrees to indemnify RESELLER and hold RESELLER harmless from and against any and all damages, costs, claims, interests, expenses, obligations, losses or liabilities of any kind and charator ( including without limitation any attorney's fees and costs) RESELLER incurs in connection with any claim or cause of action that the PROGRAMS infringe or violate any copyright, patent, trademark, or other proprietary right of any kind of any third party. GALACTICOMM shall have the sole right to assume and control the defense of any such claim and RESELLER (at GALACTICOMM's expense) shall provide reasonable assistance and cooperation to GALCATICOMM in connection with any such defense. GALACTICOMM shall not, without the RESELLER'S prior written consent, enter into any settlement of any claim as to which the RESELLER is a party unless such settlement includes an unconditional release of RESELLER from all liability from claims that are the subject matter of such proceedings and the subject of such indemnification, unless GALACTICOMM is responsible for all monetary provisions and other consequences of the settlement. GALACTICOMM shall apprise the RESELLER of all court proceedings, filings and/or settlement offers and will consider in good faith suggestions made by the RESELLER.

7.11 Escrow

At RESELLER'S option, and provided that RESELLER is not in breach of its obligations hereunder, the parties shall enter into a source code escrow agreement pursuant to which GALACTICOMM (at its cost) shall deposit with its ordinary source code escrow agent copies of the then-current source code for the PROGRAMS, together with all related technical and design

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documentation, which materials shall promptly be updated if there are revisions to the PROGRAMS (collectively the "Escrowed Materials"). The Escrowed Materials shall be released to RESELLER solely for the purpose of allowing RESELLER (directly or through a third party, so long as such third party agrees to protect the confidentiality of such Escrowed Materials) to maintain and support the PROGRAMS in the event GALACTICOMM is unwilling or unable to do so consistent with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.

GALACTICOMM - GALACTICOMM TECHNOLOGIES, INC.,

By: /s/ PETER BERG                             Date: 1/17/98

Print Name: Peter Berg

Title: CEO


RESELLER - SIMON & SCHUSTER, INC.

By: /s/ STEVEN R. CONREY                      Date: 1/17/98

Print Name: Steven R. Conrey

Title: Senior Vice President

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                                   SCHEDULE A

I.                     SIMON & SCHUSTER PRICE LIST *****
                                    PRODUCTS

SKU NUMBER                 DESCRIPTION                    PRICE
------------------------------------------------------------------
SSEDU256         Worldgroup v3.1 Education Server       $           *****
                 256 user license                        incl.
                 Worldgroup Manager unlimited user       incl.
                 Webcast Proserver v2.0 add-on           incl.
------------------------------------------------------------------
SSACTI           Actibase 256 user add-on               $           *****
------------------------------------------------------------------
SSNETP           Netpartners Internet Screen System          /yr    *****
------------------------------------------------------------------
SSCOMP           Computone Terminal Server              $           *****
                 32 ports with Radius software
------------------------------------------------------------------
SSROCK           Rocketport Intelligent Sertial Kit     $           *****
                 32 port controller PCI
------------------------------------------------------------------

                            SUPPORT CENTER SERVICES

SKU NUMBER                 DESCRIPTION                    PRICE
------------------------------------------------------------------
SSSER            Per Server Annual Service Contract     $           *****
                 includes 15 incidents/year plus
                 all software upgrades
------------------------------------------------------------------
SSSERADD         Per Incident Charge                    $           *****
------------------------------------------------------------------
SSENG            Custom Programming per/hr              $           *****
------------------------------------------------------------------
SSWEB            Webmaster Design per/hr                $           *****
------------------------------------------------------------------

                         TRAINING CLASSES/INSTALLATION

SKU NUMBER                 DESCRIPTION                    PRICE
------------------------------------------------------------------
SSTRT            Train the Trainer                                  *****
------------------------------------------------------------------
SSADDM           Administrator Workshop                             *****
------------------------------------------------------------------
SSINST           Onsite Installation                                *****
------------------------------------------------------------------

***** Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.

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               III. SIMON & SCHUSTER (S & S) EDUCATIONAL SOFTWARE
                             DESCRIPTION OF SERVICES

TRAINING CLASSES

TRAIN THE TRAINER          ***** PER DAY PLUS TRAVEL & EXPENSES

         Designed specifically for the S & S installers. This course includes comprehensive in-depth training on the Worldgroup system, the basis for the Educational Software. Students will learn the basics of the system and work their way up to a complete understanding of all the Administration functions available from the base Worldgroup system. This course will involve extensive lab time.

Course will include, but is not limited to:

/bullet/ Client/Server Technology
/bullet/ Basic Worldgroup Concepts
/bullet/ Educational Software Server Installation
/bullet/ Worldgroup Server installation
/bullet/ Client installation
/bullet/ Configuring a client workstation
/bullet/ Security and Accounting
/bullet/ Menu tree
/bullet/ Hypermedia Page editing
/bullet/ Forums
/bullet/ Libraries
/bullet/ Student/Teacher Polls and Questionnaires
/bullet/ Adding Modules.
/bullet/ Administrative access rights (co-sysops and staff)
/bullet/ Backing up and restoring a server
/bullet/ System monitoring
/bullet/ Computone Terminal Server Installations
/bullet/ Serial Modem installation
/bullet/ Basic Troubleshooting
/bullet/ Conducting a site survey for the Educational Software

* TRAINING WILL BE CONDUCTED AT THE S & S OFFICES. S & S WILL BE RESPONSIBLE FOR SUPPLYING ALL NECESSARY HARDWARE FOR THE CLASS. (COMPUTERS, OVERHEAD PROJECTOR ETC.)

*GALACTICOMM WILL PROVIDE ALL SOFTWARE AND DOCUMENTATION TO CONDUCT THE CLASS.

*A GALACTICOMM INSTRUCTOR WILL CONTACT S & S TO MAKE ALL THE NECESSARY ARRANGEMENTS.

***** Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.

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ADMINISTRATOR WORKSHOP     ***** PER DAY PLUS TRAVEL & EXPENSES

This is a 3-4 hour workshop offered to all schools that purchase an Educational Software system. This will prepare the Administrators and/or teachers for what they are about to be using.

These workshops are scheduled during or immediately following an Educational Software installation. These workshops will not be held for less than 5 people. Two classes per day can be held to accommodate large amount of attendees.

WORKSHOP CONTENT

         TERMS AND PHRASES
         CONCEPTS AND HISTORY
         EDUCATIONAL SOFTWARE OVERVIEW
         INTRODUCTION TO ADMINISTRATION MENU
         INTRODUCTION TO FORUMS
         INTRODUCTION TO LIBRARIES
         INTRODUCTION USER-ID'S
         INTRODUCTION TO HPS
         BASIC TROUBLESHOOTING
         SUPPORT POLICIES AND ACCESS

HYPERMEDIA DESIGN & CONCEPTS    ***** PER DAY PLUS TRAVEL & EXPENSES

         EDUCATIONAL SOFTWARE HPS DESIGN AND CONCEPTS
                  RECOMMENDED FOR ALL EDUCATIONAL SOFTWARE SYSTEM ADMINISTRATORS AND THOSE THAT WILL BE WORKING WITH THE MAINTENANCE AND CHANGE OF EDUCATIONAL SOFTWARE SYSTEM MENU AND GRAPHICS.

***** Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.

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SERVICES

ONSITE INSTALLATION             ***** PER DAY PLUS TRAVEL & EXPENSES
ONSITE INCLUDES:
         TRAVEL TO SCHOOL'S SITE;
         INSTALLATION OF WINDOWS NT;
                  (PROVIDED BY SCHOOL)
         INSTALLATION OF EDUCATIONAL SOFTWARE;
         INSTALLATION OF THE FOLLOWING INSTALLATION HARDWARE:
                  MODEMS;
                  TERMINAL SERVER;
                  CABLES.
         BUILD AND INSTALL ONE CLIENT ON THE SERVER;
         MODIFICATION OF MENU TREE IF NEEDED.
ONSITE DOES NOT INCLUDE:
         LAN WIRING AND CABLING;
         LAN SERVER INSTALLATION AND OR CONFIGURATION NOT DIRECTLY RELATED TO EDUCATIONAL SOFTWARE INSTALLATION.

MODIFICATIONS
         All modifications to Menu Tree Structure and/or HPS pages that is not included in the initial contract will be billed at ***** per hour. All program functionality modifications that are not included in the initial contract will be billed at ***** per hour.

SUPPORT/ANNUAL MAINTENANCE FEE

         For each server purchased, S & Swill pay Galacticomm an annual maintenance fee of *****. This fee will include all software updates as described below and fifteen (15) incidents of technical support. An incident is defined as the resolution of a technical problem made from S & S to the technical support center regardless of the amount of time required for resolution. Additional incidents above fifteen will be billed at a rate of ***** per incident.

AUTOMATIC SOFTWARE UPDATE PROGRAM (ASUP)

UPDATES AND PATCHES
         Each Educational Software has a built in ASUP which is included with the Annual Support Fee. All Educational Software ASUP updates are sent to S & S to distribute. All patches to the Educational Software will be distributed to the S & S demo system in a special library. It is up to S & S to distribute these patches and make them available to Educational Software Administrators.

***** Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.

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                                   SCHEDULE B

                     GALACTICOMM SOFTWARE LICENSE AGREEMENT
                              WORLDGROUP/Trademark/

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE OPENING THIS ENVELOPE. OPENING THIS ENVELOPE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD RETURN THIS ENVELOPE UNOPENED WITHIN 30 DAYS OF THE ORIGINAL DATE OF PURCHASE, AND THE PRICE OF THE PRODUCT WILL BE REFUNDED TO YOU.

Galacticomm, Inc. provides this Software and licenses its use throughout the world. You assume responsibility for the selection of the Software to achieve your intended results, and for the installation, use, and results obtained from the Software.

DEFINITIONS
"You" and "your" shall be taken as referring to the person or business entity who purchased this License to use this Software or for whom such License was purchased.
"Software" shall be taken as referring to the files supplied on the media inside this envelope, and to any and all copies, updates, modifications, functionally-equivalent derivatives, or any parts or portions thereof.
"Run-Time Access" shall be taken as referring to a connection that allows the exchange of data between two or more computers.
"Live Computer" shall be taken as referring to a single computer connected with communications hardware providing Run-Time Access to this Software.
"Development Computer" shall be taken as referring to a single computer upon which a copy of this Software may be installed for configuration and development purposes, not providing Run-Time Access to this Software.
"Client Software" shall be taken as referring to the program(s) that can be generated with this Software to give other computers Run-Time Access to your Live Computer in a Windows client/server mode.

LICENSE
You may:

1. install and use one copy of this Software on a single Live Computer; you may also install and use one copy of this Software on a single Development Computer.
2. copy this Software into machine-readable or printed form, for backup or archival purposes in support of your use of this Software.
3. provide Run-Time Access to this Software on your single Live Computer to up to 2 other machines at a time; said other machines need not, and must not, be provided with copies of this Software in order to obtain said Run-Time Access.
4. freely distribute the Client Software either electronically or on diskette(s), CD-ROM(s) or tape(s).
5. transfer this Software and license to another party if the other party agrees to accept the terms and conditions of this Agreement. If the enclosed Software is an update, any transfer must include the update and all prior versions. If you transfer the Software, you must at the same time either transfer all copies, whether in machine-readable form, to the same party, or destroy any copies not transferred.

YOU MAY NOT USE, COPY, MODIFY, OR TRANSFER THIS SOFTWARE, OR ANY COPY, MODIFICATION, OR MERGED PORTION, IN WHOLE OR IN PART, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS LICENSE, OR IN AMENDMENTS SIGNED BY AN OFFICER OF GALACTICOMM. IF YOU TRANSFER POSSESSION OF ANY COPY OF THIS SOFTWARE, OR ANY FUNCTIONALLY-EQUIVALENT DERIVATIVE, OR ANY PORTION OR MODIFICATION THEREOF, TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

TERM
This license is effective until terminated. You may terminate it at any time by destroying all copies of the Software covered by this Agreement. It will also terminate upon conditions set forth elsewhere in this Agreement or if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy this Software, including all copies, functionally-equivalent derivatives, and all portions and modifications thereof in any form.

LIMITED WARRANTY

GALLACTICOMM WARRANTS THAT THIS SOFTWARE, INCLUDING CLIENT SOFTWARE, SHALL OPERATE IN ALL MATERIAL RESPECTS IN CONFORMANCE WITH THEIR PUBLISHED SPECIFICATIONS AND/OR USER DOCUMENTATION. GALACTICOMM DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. GALLACTICOMM'S SOLE OBLIGATION SHALL BE TO USE GOOD FAITH EFFORTS TO FIX ANY REPRODUCIBLE BUGS, ERRORS, OR DEFECTS IN THE SOFTWARE.

SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

Galacticomm does not warrant that the functions contained in this Software will meet your requirements or that the operation of this Software will be uninterrupted or error-free. However, Galacticomm does warrant the media on which the Software is furnished to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery to you.

Galaticomm also agrees to indemnify You and hold You harmless from and against any and all damages, costs, claims, interests, expenses, obligations, losses or liabilities of any kind and character (including without limitation any attorney's fees and costs) You incur in connection with any claim or cause of action that the Software or Client Software infringe or violate any copyright, patent, trademark, or other proprietary right of any kind of any third party. Galacticomm shall have the sole right to assume and control the defense of any such claim and You (at Galacticomm's expense) shall provide reasonable assistance and cooperation to Galacticomm in connection with any such defense.

LIMITATIONS OF REMEDIES

Galacticomm's entire liability and your exclusive remedy shall be:
a. the replacement of any media not meeting Galacticomm's "Limited Warranty" and which is return to Galacticomm, or
b. if Galacticomm is unable to deliver replacement media which is free of defects in materials or workmanship, you may terminate this Agreement by returning this Software and your money will be refunded.

IN NO EVENT WILL GALACTICOMM BE LIABLE TO YOU FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THIS SOFTWARE EVEN IF GALACTICOMM OR ITS AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THAT ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

GENERAL
You may not sublicense, assign, or otherwise transfer this License or Software except as expressly provided in this Agreement. Any attempt to otherwise sublicense, assign, or transfer any of the rights, duties or obligations hereunder is expressly prohibited and will terminate this Agreement.

This Agreement will be governed by the laws of the State of the licensee.

All Agreements covering this Software (including but not limited to any and all updates, upgrades, and enhancements to this Software or any portion thereof, bearing the same registration number) shall be deemed to be counterparts of one and the same License Agreement instrument.

BY OPENING THIS ENVELOPE, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

                                STATEMENT OF WORK

         This Statement of Work ("SOW") dated as of January 12, 1998 is incorporated in and made part of the Independent Contractor Master Services Agreement made and entered into as of January 8, 1998 (the "Agreement") by and between SIMON & SCHUSTER, INC., a New York corporation with offices in the State of New York and at One Lake Street, Upper Saddle River, NJ 07458 ("S&S"), and Galacticomm Technologies, Inc., a Florida corporation with a place of business at 4101 SW Avenue Suite 101, Ft. Lauderdale, FL 33314 ("Independent Contractor").

1. Terms used in this SOW and not otherwise defined shall have the meanings specified in the Agreement.

2. Pursuant to the terms and conditions of the Agreement and this SOW, the parties hereby agree that Independent Contractor shall provide Company with the following Services and/or Materials:

CONTRACT TYPE (check as applicable):

[X]   Fixed price of *****, to be paid in installments as follows: see attached

[ ]   Time & materials at the following rate(s):

         Total hourly charges shall not exceed $***** without Company's prior written approval.

DESCRIPTION OF SERVICES AND ANY WORK INDEPENDENT CONTRACTOR IS TO PROVIDE (AS APPLICABLE):

see attached

SCHEDULE FOR DELIVERABLES (IF ANY):

see attached

INDEPENDENT CONTRACTOR PROJECT MANAGER (IF APPLICABLE):


COMPANY PROJECT MANAGER (IF APPLICABLE):

***** Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.

INDEPENDENT CONTRACTOR KEY EMPLOYEES (IF APPLICABLE):


TERM:  see attached


ADDITIONAL TERMS:

none

3. This SOW and the Agreement to which it becomes a part contains the entire agreement of the parties with respect to the subject matter of this SOW, and supersedes any prior agreement, understanding, or letter or intent, whether oral or written, between the parties. No waiver, modification, or amendment of this SOW shall be valid unless in a writing signed by the party to be charged.

4. This SOW shall have no force and effect unless and until it is signed by a representative of both the applicable Company business unit and a representative of the S&S Legal Department.

         IN WITNESS WHEREOF, the parties have caused this SOW to be executed and delivered as of the date first set forth above.

SIMON & SCHUSTER, INC.                             INDEPENDENT CONTRACTOR

/s/ STEVEN R. CONREY                               /s/ PETER BERG
-----------------------------                      -----------------------------
By: Steven R. Conrey                               By: Peter Berg

Title: Senior Vice President                       Title: CEO

                                                   Taxpayer ID #:

S&S Legal Department:

/s/ ROBERT C. GORDIE, JR.

By: Robert C. Gordie, Jr.

Title: VP & Ass't. Gen'l Counsel

                     THE SIMON AND SCHUSTER ONLINE CLASSROOM
                             Implementation Proposal

TABLE OF CONTENTS

1.   PROPRIETARY STATEMENT...............................................................................5

2.   COORDINATING ORGANIZATIONS..........................................................................5

3.   STATEMENT OF WORK...................................................................................5

4.   REQUIREMENTS........................................................................................6

5.   SPECIFICATIONS......................................................................................6

5.1.      FOCUS..........................................................................................6
5.2.      FEATURES AND APPLICATIONS......................................................................7
   5.2.1.      STANDARD FEATURES (REQUIRE DEVELOPMENT AND CONFIGURATION).................................7

6.   SCOPE INCREASES.....................................................................................9

7.   PROPOSAL............................................................................................9

7.1.      PHASE IMPLEMENTATION (CALCULATED IN MANHOURS OF BILLABLE TIME, NOT ACTUAL TIME FRAMES.).......10
   7.1.1.      MILESTONE I..............................................................................10
   7.1.2.      MILESTONE II.............................................................................10
   7.1.3.      MILESTONE III............................................................................11

8.   MILESTONES AND COMMITMENTS.........................................................................12

9.   BILLING............................................................................................12

9.1.      DEVELOPMENT PHASES............................................................................12

10.     EXPENSES........................................................................................13

10.1.        TRAVEL.....................................................................................13
10.2.        SHIPPING...................................................................................13

1.       PROPRIETARY STATEMENT

         Both parties may disclose to each other certain information which may be considered by the disclosing party to be proprietary and trade secret information. Each party recognizes the other's claim to the value and importance of the protection of the other's proprietary information. When such material is in illustrated or written form, marked as confidential or proprietary, or when it is disclosed orally, identified at the time as confidential or proprietary and identified as such in writing to the receiving party within (30) days after disclosure, then the material will not be used by the receiving party other than for the purpose for which it was disclosed and will be protected against disclosure to their parties and will be held as confidential by the receiving party using the same degree of care as that party uses to protect its own confidential or proprietary material, but as least reasonable care.

2.       COORDINATING ORGANIZATIONS

         The organizations involved in the coordination and execution under this Agreement are Galacticomm, Inc. and The Simon and Schuster Online Classroom. Additional resources will be made available as required from the engineering, marketing communications, service, and training organizations of either or both of the parties.

         The primary contacts of each party for purposes of performance under this Agreement shall be:

         Galacticomm:                    Paul Roub      Director of Engineering
         4101 SW 47th Ave Ste. 101       Bill Posner    Director of Customer Operations
         Ft. Lauderdale Florida 33314    TBA            Onsite Engineer
         954-583-5990

         Simon and Schuster:             _____________  _________________

3.       STATEMENT OF WORK

         Design, configure and install a closed system, named "Online Classroom" for the purpose of this appendix, using Galacticomm's current version of Worldgroup for NT. The system will be designed to operate on Pentium class computers using Windows NT Server version 4.0 operating system. The system will support 200+ simultaneous Web based sessions. The system will have the ability to provide external Internet e-mail transfers as well as Internal mail between Students, Teachers and other users of the system. This system is designed to encourage and improve communications electronically. Dissemination of files and documents, teleconferencing, user registries, special private and public discussion areas, Telnet, FTP, and a World Wide Web server will be supported.
         The system will be accessible via TCP/IP only and will provide the internal network and users of the system access via the Internet.

4.       REQUIREMENTS

         The Simon and Schuster Online Classroom system must meet a minimum level of features and functionalities. Services should be intuitive, ergonomic, and uniform. The Simon and Schuster Online Classroom online system needs to have the following features and functions:

             /bullet/ Internet e-mail and internal Online Classroom e-mail /bullet/ Internet Connectivity and services
             /bullet/  File Libraries
             /bullet/  Polls and Questionnaires
             /bullet/  Chat Rooms
             /bullet/  Discussion Forums

         Each Simon and Schuster Online Classroom Server will:

             /bullet/  Support 200+ active user license
             /bullet/  Operate Galacticomm's Worldgroup platform.
             /bullet/ Operate 24 hours a day, seven days a week, except for daily backup/cleanup routines done nightly at a specified time.
             /bullet/ Be accessible by any authorized user with a PC, and an Internet connection.
             /bullet/ Allow World Wide Web access to all Student functions. /bullet/ Run as a "closed" system where accounts are initiated by
                       Administrators of the system.

5.       SPECIFICATIONS

         5.1.     FOCUS

                  The Simon and Schuster Online Classroom will offer a communication system for interaction among students, teachers, parents and administrators for the purpose of sharing information, learning and using applications via the World Wide Web. The system foundation will be designed to support an array of content and applications that will lend value to the system, while providing access to The Simon and Schuster Online Classroom, and their online services. This appendix addresses the design, development and configuration of the model that will be used for other systems that are installed.

         5.2.     FEATURES AND APPLICATIONS

                  5.2.1. STANDARD FEATURES (REQUIRE DEVELOPMENT AND
                         CONFIGURATION)

                         /bullet/ GENERAL FEATURES

                                    Many of the modules will include the
                                    "Dock/Float" option that will allow the
                                    module to be locked within the browser, or float on the desk top. All module and features will be Year 2000 compliant where applicable

                         /bullet/ E-MAIL

                                    For all users of the system, with support for file attachments, carbon copies, mail forwarding, distribution lists, new mail notification, return receipts, and security controls to authorize individual users or groups of users to use this service. An SMTP gateway for Internet E-mail is included, all features can be restricted on a user-by-user basis as well. Allows users to search for local WG Users by partial id Implements File Attachments (Upload and Download) Allows user to access all mail on Server (Post Office mode) or just new mail (inbox mode).

                         /bullet/ REGISTRY OF USERS

                                    Can be used as a "white pages" directory of users, along with a configurable template for information asked and displayed. Security access restrictions identify which users can insert entries and which can only read them.

                         /bullet/ FILELIBRARIES (file dissemination, searching
                                    and browsing) Can be used to manage more than 10,000 categories of files. Each category can have its own description and security access restrictions to determine which users can view the library, download files, upload files for approval, and approve uploaded files. Features include keyword searching, listing by popularity, chronological listings and wildcard file searches, as well as the ability to queue up multiple files for background download.

                         /bullet/ GROUP MESSAGING

                                    For one-to-many or many-to-many threaded discussions with support for up to 10,000 unique discussion "forums", or "SIGs" (Special Interest Groups). Each of these forums will include security with user-by-user access control features governing read, write, download, upload and administration privileges. Features will include, file attachments, keyword searching, hierarchical threading of topics, message quoting, configurable profanity filter, embedded URL recognition. Implements easy-to-use TreeGrid (tree-control like) interface for navigation, toolbar w/ tooltips, will implements sysop functions such as Approval, Exemption, Forwarding etc. Will implements File Attachments (Upload and Download) Message Listing by threads or chronological order Online Help

                         /bullet/ CHAT ROOMS

                                    Used for real-time data conferencing between the concurrent users on the same server. Features include private whispers, one-to-one chat, squelching of annoying users, unlimited number of rooms each of which can have its own moderator, shared "White Board" that users can share as well as a "chat registry" allowing users to provide brief synopsis of interests. Separate Visibility and Join keys Each channel can be configured to not allow profanity. Each user has his own "private" channel. Will include Teleconference "Actions", or mini macros that will be able to have an unlimited number of lists, unlimited number of words per list, each channel will have TWO action lists. User configurable ON/OFF settings. Lists have keys to be able to see the actions, and to use them. Individual actions can also be keyed. Will include a feature called Teleconference "Pals" which will record the last logon times of a (sysop configurable) number of friends you want to keep track of, your Pal's typing go to a separate window. Administrator ability to squelch any user in the teleconference, which is Keyable. Users will be able to "forget" a number (Administrator configurable) of other users, so they won't see what they type, a Key required to forget users. Administrators can't be forgotten, as can't users who posses a certain, configurable key. Will include the ability to send whispers to other users in the same channel, as well as the ability to direct messages to other users in the same channel (others still see)

                         /bullet/ POLLS AND QUESTIONNAIRES

                                    For student/parent surveys, electronic
                                    voting for student events, samples tests, data collection, mock social studies polls, etc. Features will include multiple answer and open response questions, automated polling with up-to-the-minute statistics, voting restrictions (e.g., one vote per users), and optional "rewards" for participants (e.g., increased security access or delivery of an specified file). Full user-by-suer security access control will be implemented throughout. "Ticker

                         /bullet/ ACCOUNT MANAGEMENT

                                    This option will give each Online Classroom administrator the ability to create or delete user accounts, assign security access levels to "grades" or "classes" of users,(or individual users), an audit trail of every log-on, log-off, and file transfer event, and comprehensive statistics and reporting capabilities to measure usage based on user class, time of day, and connection channel.

                         /bullet/ MULTIMEDIA (CUSTOMIZED GRAPHIC CONTENT)

                                    Galacticomm will provide initial design and setup of the "look and feel" of the Online Classroom system. Working with Simon and Schuster, Galacticomm will help coordinate and configure all supplied graphic content from Simon and Schuster.

                         /bullet/ SECURITY

                                    Using Galacticomm standard Locks and Keys architecture, Galacticomm technicians in cooperation with Simon and Schuster will design, configure and implement a security structure to meet the needs of The Online Classroom environment.

                         /bullet/ CUSTOMIZED MENUS

                                    Galacticomm technicians in cooperation with
                                    Simon and Schuster will design, configure and implement a full menu structure that will take advantage of the security mentioned above. This will include a full menu level system that will provide different access for different access levels. For example access levels can be designed to reflect grade level, teacher, parent, administrator, etc.

                         /bullet/ CUSTOMIZED AREAS

                                    Galacticomm technicians in cooperation with
                                    Simon and Schuster will design, configure and implement customization to the following areas:

                                            File Libraries;
                                            Forums;
                                            Polls and Questionnaires;
                                            Chat Rooms;
                                            Administration accounts;

                         /bullet/ EXPANDED CHAT ROOM DEVELOPMENT

                                    As part of this development process,
                                    Galacticomm will develop the ability for schools, at their discretion, to connect to a main "hub" where multiple schools can connect for chat sessions. With this ability students, parent and teachers alike can carry on real-time teleconferencing with other schools using The Online Classroom system. This system will include a "White Board" feature that will be accessible to all users in the same expanded chat rooms. Each user will be able to have a "chat registry" that will provide a brief synopsis of the user's interests. Will allow e-mail between linked systems. Will include special shared forums that can be access between systems. The creator can modify or delete the forum and set access of other systems. Users can delete or modify messages they wrote and have the changes take effect across the network. Will provide options to:
                                    Limit the size of attachments, automatically approve attachments for download, Disable network deletion of messages disable network modification of messages. These options will be able to be configured globally and on a per-forum basis

6.       SCOPE INCREASES

         The biggest threat to the successful completion of any project is the tendency to add or change system features. Established change control procedures are important to ensure that changes are only implemented after their impact on cost and schedule has been adequately considered. The following change control procedures will be used for this project:

                      1. All change requests will be submitted to Simon and Schuster for review.
                      2. Simon and Schuster will submit written change requests to Galacticomm. (Change order form included with this document.)
                      3. Galacticomm will respond to the request in writing within five days indicating the impact of the change on the cost and schedule of the project.
                      4. Simon and Schuster will approve or deny the request within five days of receiving a response from Galacticomm.
                      5. NO CHANGES will be made to the system prior to receiving written approval from Simon and Schuster or his assigned representative.

7.       PROPOSAL

         Galacticomm will need to dedicate a staff member to The Simon and Schuster Online Classroom This staff member is a Galacticomm employee and has dedicated responsibility to the development of The Online Classroom system. The hours billed are not actual time frames but hours of billable time.

         7.1. PHASE IMPLEMENTATION (CALCULATED IN MAN-HOURS OF BILLABLE TIME, NOT ACTUAL TIME FRAMES.)

                  7.1.1.   MILESTONE I

                           7.1.1.1. PHASE I (58 HOURS) Galacticomm will provide
                                    analysis, designing, and planning. During this phase design, development strategies, tools needed and project timelines will be determined. The primary goal is to establish a model system that will support all defined functions and features. This model system will be used as the template for all future Online Classroom Systems that Simon and Schuster market. This phase will include at least 3 trips to Simon and Schusters offices for discussion and design meetings. Each trip will include not more than 2 Galacticomm technicians and include at least one full business day each.

                                    Galacticomm will:

                                        /bullet/ review all specifications with
                                                 Simon and Schuster.
                                        /bullet/ review all hardware & software
                                                 configurations.
                                        /bullet/ evaluate requirements to
                                                 implement Worldgroup security.
                                        /bullet/ review and provide effective
                                                 solutions per specifications
                                                 and needs.
                                        /bullet/ Provide complete model
                                                 flowchart and system diagram
                                                 and description for acceptance
                                                 by Simon and Schuster.

                           After Galacticomm has completed Phase I and this phase has been accepted by Simon and Schuster then development and configurations will begin.

                  7.1.2.   MILESTONE II

                           7.1.2.1. PHASE II (104 HOURS, DEVELOPMENT

                                    Galacticomm will develop the Online
                                    Classroom system as a results agreed upon in Phase I. This phase will require constant communication be Galacticomm assigned technicians and Simon and Schuster to review, analyze and "sign-off" on the developed modules.

                           7.1.2.2. PHASE III (82 HOURS)

                                    Developed applications will be integrated and configured into the model Online Classroom server. This will expand the system to include the following deliverables:

                                        /bullet/ TCP/IP connectivity
                                        /bullet/ Basic menus and web pages
                                        /bullet/ Module setup and testing
                                        /bullet/ File Libraries (initially 5 as
                                                 templates)
                                        /bullet/ Chat Rooms (initially 5 as
                                                 templates)
                                        /bullet/ Forums (initially 5 as
                                                 templates)
                                        /bullet/ Special E-mail accounts for
                                                 Information, Support,
                                                 Administrators etc. (initially
                                                 5)

                           7.1.2.3. PHASE IV (115  HOURS)

                                    Galacticomm, will install, test and
                                    configure The Online Classroom model.
                                    Galacticomm will provide initial
                                    customization of the look and feel of this server, customizing all web pages, with extensive HTML document statements to provide easy instructions for future customers who wish to personalize their Online Classroom server. This design and implementation of custom web pages and the look and feel is determined from the results of Phase I. After this phase is completed and accepted, any additional modifications or enhancements will either be done by The Simon and Schuster Online Classroom or contracted with Galacticomm, Inc. under a separate contract. During this phase database structure and design flow will be tested and evaluated.

                                    THIS PHASE WILL BRING THE SYSTEM ONLINE AND
                                    MEET MILESTONE II At this time The Simon and
                                    Schuster Online Classroom will be notified to connect to the system remotely and review the setup and configuration. Approval of this phase by The Simon and Schuster Online Classroom will be required before moving to the next phase.

                  7.1.3.   MILESTONE III

                           7.1.3.1. PHASE V (ON-SITE 3 DAY TRAINING)

                                    This phase will include one Galacticomm
                                    Onsite Engineer to be sent to Simon and
                                    Schuster's site to install the model Online
                                    Classroom and provide the "Master copy".
                                    After the server is up and the system is online, Galacticomm will conduct an informal training session with up to 3 The Simon and Schuster representatives.
                                    AT THIS TIME, THE SYSTEM WILL BE READY FOR
                                    SALE.

                           7.1.3.2. PHASE VI (INSTALLATION ASSISTANCE, 3 DAYS)

                                    This phase will include up to 3 days
                                    installation assistance at a Simon and
                                    Schuster customers site. Galacticomm will provide a experienced and trained Support Engineer to provide full assistance during the initial installations that Simon and Schuster obtain.

8.       MILESTONES AND COMMITMENTS

         MILESTONE I - The completion of Phase I in Level I meets the first milestone. COMMITMENT - Upon the completion of Milestone I, The Simon and Schuster Online Classroom will commit to continuation of Phase II to meet the second milestone. MILESTONE II - The completion of Phase II, III, and IV meets the second milestone. COMMITMENT - At this time The Simon and Schuster Online Classroom will commit to continuation of Phase V to meet the third Milestone.MILESTONE III - The completion of Phase V and VI meets the third milestone.COMMITMENT - Upon the completion of Milestone III, The Simon and Schuster Online Classroom will discuss continued development solely with Galacticomm, Inc. for additional programs, services, and support needed for The Simon and Schuster Online Classroom at Galacticomm's current development rates.

9.       BILLING

         Galacticomm development and consulting rates are billed at ***** per hour for development and ***** per hour for Web Based design and content. The hours billed are not actual time frames but hours of billable time.

         9.1.     DEVELOPMENT PHASES

                  Milestone I
                           PHASE I - planning and design (58 hrs.)                      *****
                           (includes 2 days onsite at Simon and Schuster site)
                  Milestone II
                           PHASE II - Software Development (104 hrs.)                   *****
                           PHASE III - Integration and Configuration (82 hrs.)          *****
                           PHASE IV - Web Page development (115 hrs.)                   *****
                                            (ESTIMATED)
                  Milestone III
                           PHASE V - Onsite Installation/ Training (3 days*)            *****
                           PHASE VI - Installation assistance (3 days)                  *****
                  *A "DAY" IS DEFINED AS BEING BETWEEN THE HOURS OF 9:00AM AND
                  6:00PM, MONDAY THROUGH FRIDAY. THIS PRICE INCLUDES UP TO 3
                  STUDENTS. FOR EACH ADDITIONAL STUDENT A SURCHARGE OF $*****
                  PER DAY WILL BE ADDED.
                  DEVELOPMENT TOTAL                                                     *****

***** Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.

10.      EXPENSES

         10.1.    TRAVEL

                  All expenses occurred for travel will be the responsibility of Simon and Schuster. This includes but is not limited to:
                       /bullet/ Travel to Simon and Schuster.
                       /bullet/ Travel to Simon and Schuster Customer sites. /bullet/ Travel to Galacticomm, Inc. by Simon and
                                Schuster's staff.
                  ALL TRAVEL EXPENSES INCURRED BY GALACTICOMM IN REGARDS TO THIS PROPOSAL MUST BE APPROVED BY SIMON AND SCHUSTER BEFORE ANY EXPENSES ARE OCCURRED.

         10.2.    SHIPPING

                  All expenses required for shipping of products to and from Simon and Schuster will be the responsibility of Simon and Schuster.

[LOGO]          INDEPENDENT CONTRACTOR MASTER SERVICES AGREEMENT

S I M O N  &  S C H U S T E R

--------------------------------------------------------------------------------

INDEPENDENT CONTRACTOR MASTER SERVICES AGREEMENT (the "Agreement") made and entered into as of Janauary 12, 1998 by and between Simon & Schuster, Inc., a New York corporation with offices in New York and at One Lake Street, Upper Saddle River, NJ 07458 ("S&S"), and Galacticomm Technologies, Inc., a Florida corporation whose principal address is 4101 SW 47 Avenue, Suite 101, Ft. Lauderdale, FL 33314 ("Independent Contractor").

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1. ENGAGEMENT. S&S, its subsidiaries, or affiliates may from time to time engage Independent Contractor (with the entity engaging Independent Contractor referred to hereafter as the "Company") to perform certain services and create certain deliverables (collectively, the "Services," with any deliverable that Independent Contractor creates pursuant to this Agreement referred to as a "Work"). Any such engagement shall be subject to execution of a Statement of Work substantially in the form annexed as Exhibit A to this Agreement (each an "SOW"). Once executed, an SOW shall become part of and be governed by this Agreement. In the event of any conflict between this Agreement and an SOW, the SOW shall control. Key Employees identified in an SOW shall not be removed from a particular project without the Company's prior consent.

2. DELIVERY AND ACCEPTANCE OF ANY SOFTWARE DELIVERABLE.

2.1 DELIVERY OF A BETA VERSION. If the Services include any software deliverable, Independent Contractor shall prepare and deliver to Company a Beta Version of any such Work in accordance with the schedule and criteria set forth in the applicable SOW. Independent Contractor shall have each Beta Version internally tested prior to delivery to Company to ensure that, in Independent Contractor's good-faith belief, it meets the applicable SOW. A "Beta Version" shall mean a completed and fully operable version of the Work delivered to Company for testing and review pursuant to Section 2.2 below.

2.2 TESTING OF THE BETA VERSION. Company shall test and review each Beta Version to determine in its reasonable discretion whether such Beta Version meets the applicable SOW and is otherwise suitable for use. Upon completion of its review, Company shall notify Independent Contractor whether it accepts or rejects such Beta Version. Any deadline specified in the SOW for delivery of the Master(s) shall be extended by one (1) day for each day beyond fifteen (15) business days following delivery of the Beta Version it takes Company to provide Independent Contractor notice of acceptance or rejection of the Beta Version. "Master" shall mean a final version of the Work constituting an exact duplicate of the accepted Beta Version.

      2.2.1 For each Beta Version Company accepts, Independent Contractor shall deliver to Company in accordance with the schedule and criteria set forth in the applicable SOW a Master for Company's use, together with all computer code for the Work (including all source code and object code) and Documentation. "Documentation" means all technical, functional, design, and other documentation Independent Contractor creates in connection with creating, maintaining, and/or revising the Work.

      2.2.2 If Company rejects any Beta Version, Independent Contractor shall submit a revised version for Company's review if a mutually acceptable schedule for submission of such revisions can be reached, which revisions shall then be subject to the review and acceptance procedures outlined in this Section 2.2. This process shall continue until Company, at its option, either accepts the version of the Work in question or terminates this Agreement with respect to such version.

2.3 COMPANY DELAYS. Independent Contractor shall not be liable for any delays or extensions of deadlines to the extent caused by Company's failure to meet any obligation to timely deliver materials or information necessary for Independent Contractor to complete the Services.

3. TITLE AND OWNERSHIP. The parties agree that, as between Independent Contractor and Company:

      (i) The Independent Contractor has no right to or interest in any Work, Documentation, or any other materials created in connection with the Services (collectively the "Materials"), nor any right to or interest in any copyright therein. The Independent Contractor acknowledges that the Services and the Materials have been specially commissioned or ordered by the Company as "works made-for-hire" as that term is used in the Copyright Law of the United States, and that the Company is therefore to be deemed the author of and is the owner of all copyrights in and to such Materials.

      (ii) In the event that such Materials or any portion thereof are for any reason deemed not to have been works made-for-hire, the Independent Contractor hereby assigns to the Company any and all right, title, and interest Independent Contractor may have in and to such Materials, including all copyrights, all publishing rights, and all rights to use, reproduce, and otherwise exploit the Materials in any and all languages, channels, and formats or media, whether now known or hereafter created. The Independent Contractor agrees to execute such instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, and protect the Company's ownership of such Materials, and all other rights, title, and interest therein. Independent Contractor hereby waives any and all claims that it has now or hereafter in any jurisdiction throughout the world to so-called moral rights or DROIT MORAL with respect to any Materials.

      (iii) Notwithstanding the foregoing, the Company acknowledges that the Independent Contractor's ability to carry out the Services may be dependent upon Independent Contractor's past experience in the industry and in providing similar service to others and that Independent Contractor expects to continue such work in the future. Subject to the confidentiality provisions of Section 8 below, information Independent Contractor communicates to Company in the course of presentations, or in documents, that report general industry knowledge is not subject to the terms of (i) and (ii) above.

4. PAYMENT. In consideration of the Services Independent Contractor provides pursuant to a particular SOW, Company shall pay Independent Contractor the amounts, and according to the schedule, specified in the applicable SOW. Independent Contractor shall not be entitled to any compensation, benefits, or expenses other than as specifically provided for in the applicable SOW.

5. WARRANTIES AND INDEMNIFICATION.

5.1 REPRESENTATIONS AND WARRANTIES. Independent Contractor represents and warrants that:

      (i) Independent Contractor has all rights and authority necessary to enter into this Agreement and carry out its terms and conditions;

      (ii) the Services and Work will materially conform to the applicable SOW and any Work that is a software deliverable will operate in accordance with commonly accepted standards for computer software;

      (iii) Independent Contractor (at its cost) has secured all rights and/or licenses to any third-party computer code or other third-party content included in or used in creating the Work or any other deliverable that permits the creation, licensing, and other exploitation of the Work and any other deliverable throughout the world, in any and all languages, formats, and media now known or hereafter created;

      (iv) the Services, Work, and any other deliverable the Independent Contractor creates shall not contain any libelous, tortious, or otherwise unlawful material or violate or infringe any patent, copyright, trademark, or other proprietary rights of any kind of any third party anywhere in the world;

      (v) Independent Contractor shall not include or authorize any Trojan Horse, back door, time bomb, drop dead device, worm, virus, or other code of any kind that may disable, erase, display any unauthorized message, or otherwise impair any Work that is a software deliverable or any hardware on which such Work operates;

      (vi) Independent Contractor shall not subcontract any work to be performed pursuant to this Agreement without Company's prior written consent, which consent shall not be unreasonably withheld. Any subcontracting shall be at Independent Contractor's cost and Company shall have no liability to any such subcontractors;

      (vii) the Services and Work and any other deliverable will comply with all applicable federal, state, and local law, rules, and regulations, and Independent Contractor is in compliance and will continue to comply with all applicable worker's compensation laws and occupational safety requirements;

      (viii) Independent Contractor shall comply with all of Company's standards and procedures when working on-site at Company, including without limitation standards relating to security. Any of Independent Contractor's employees or consultants may be denied access to Company's facilities if they fail to comply with the above;

      (ix) for a period of ninety (90) days following Company's acceptance of any software or computer code that comprises all or part of any Work, Independent Contractor (at its cost) will correct any and all reproducible bugs, errors, or defects in such software or computer code; and

      (x) to the extent any software or computer code comprising all or part of any Work must sort, process, present, or otherwise accommodate same century and multicentury formulae and date values, it shall do so and shall not otherwise experience or cause any software or hardware abnormality or incorrect or invalid results attributable to date values prior to, during, or after the year 2000 as a result of the passage of time.

5.2 INDEMNITY. Independent Contractor agrees to indemnify and hold harmless S&S, its subsidiaries, and affiliates (each an "Indemnified Party") from and against any and all damages, costs, claims, interest, expenses, obligations, losses, or liabilities of any kind and character (including without limitation any attorneys' fees and costs) any Indemnified Party incurs in connection with any breach or alleged breach of Independent Contractor's representations and warranties set forth in Section 5.1 above. The Indemnified Party shall have the sole right to assume and control the defense of any such claim and, until such claim has been settled or otherwise resolved, may withhold any sums due Independent Contractor under this Agreement or otherwise. Independent Contractor shall provide reasonable assistance and cooperation to the Indemnified Party in connection with any such defense. This indemnity right shall be in addition to any other right that any Indemnified Party may have in law or equity.

6. INDEPENDENT CONTRACTOR.

6.1 RELATIONSHIP. Independent Contractor agrees to perform the Services hereunder solely as an Independent Contractor. The parties recognize that this Agreement does not create any actual or apparent agency, partnership, franchise, or relationship of employer and employee between the parties. Without limiting the generality of the foregoing, Independent Contractor shall not be entitled to participate in any of Company's benefits, including without limitation any health or retirement plans. Independent Contractor is not authorized to enter into or commit Company to any agreements, and Independent Contractor shall not represent itself as the agent or legal representative of Company. Company shall not be liable for injury or death occurring to Independent Contractor or any of its employees or subcontractors during the course of this Agreement.

6.2 TAXES. Company shall not be liable for taxes, worker's compensation, unemployment insurance, employers' liability, employer's FICA, social security, withholding tax, or other taxes or withholding for or on behalf of the Independent Contractor or any other person Independent Contractor consults or employs in performing Services under this Agreement. All such costs shall be Independent Contractor's sole responsibility.

7. TERM AND TERMINATION.

7.1 TERM. This Agreement shall remain in full force and effect unless and until terminated in writing by either party. In addition to the termination rights specified in Section 7.2 below, either party may terminate this Agreement for any reason (or no reason) upon ten (10) days written notice to the other; PROVIDED, HOWEVER, in the event Independent Contractor exercises its right to terminate pursuant to this clause, it shall be obligated to complete the Services specified in any then-outstanding SOW unless Independent Contractor may terminate such SOW for cause pursuant to Section 7.2 (ii) below.

7.2 TERMINATION. This Agreement or any SOW may be terminated:

      (i) immediately by Company with respect to any Work Company rejects pursuant to Section 2 above or that is not delivered in accordance with the delivery schedule or requirements set forth in the applicable SOW; and

      (ii) by either party upon the other's breach of any material term or condition of this Agreement if such breach is not cured within fifteen (15) days of receipt of notice thereof from the non-breaching party.

Upon termination for any reason, Independent Contractor shall deliver to Company a copy of any Work as it then exists and all tangible information or materials Company delivered to Independent Contractor. Company shall have no obligation to return computer code (including source code and object code) related to any Work, any Documentation, and/or any materials Independent Contractor delivers.

7.3 PAYMENT/REFUND UPON TERMINATION. In addition to any other rights at law or equity either party may have in the event of termination, the following payment/refund obligations shall apply:

      (i) In the event of termination pursuant to Section 7.1 and provided that Independent Contractor is not in material breach of its obligations hereunder, the Independent Contractor shall be entitled to any amounts paid or owed for Services already acceptably performed and Work already accepted. In addition, and to the extent such termination occurs after Independent Contractor has commenced work on the next installment of the Services (e.g., has delivered an acceptable Beta Version and has begun work finalizing the Master) on a fixed fee basis, Independent Contractor shall be entitled to payment of the next installment of any such fee on a PRO RATA basis (calculated by multiplying the next payment due by a fraction, the numerator of which shall be the total number of days prior to termination that Independent Contractor has worked on the next deliverable and the denominator of which shall be the total number of days allotted in the schedule set forth in the applicable SOW for completion of that deliverable).

      (ii) If Company terminates this Agreement in whole or in part pursuant to
Section 7.2 prior to the time Company accepts the first deliverable (whether that be a Beta Version of the Work, an interim report, or the Work itself if there are no preliminary deliverables), then Independent Contractor shall refund to Company all amounts paid (if any) to Independent Contractor for the Services that are the subject of the termination. If Company terminates this Agreement in whole or in part pursuant to Section 7.2 at any time after Company accepts the first deliverable, then Independent Contractor shall be entitled to any amounts paid or owed for any deliverable that has been accepted but it shall have no right to further payments of any kind, and it shall refund to Company any payments made beyond those for any deliverable already accepted.

8. CONFIDENTIALITY. Company confidential and proprietary information to which Independent Contractor is exposed shall be subject to the non-disclosure requirements annexed as Exhibit B.

9. DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND ANY SOW (INCLUDING ALL EXHIBITS AND ATTACHMENTS), INDEPENDENT CONTRACTOR MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE MERCHANTABILITY OR FITNESS FOR USE OF THE WORK.

10. GENERAL PROVISIONS.

10.1 ANTI-ASSIGNMENT. Independent Contractor may not assign this Agreement or any of the rights and obligations hereunder (except the right to receive payments) without the prior written consent of Company. Any purported assignment by Independent Contractor in violation of this Agreement shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties' successors, Company's assignees, and Independent Contractor's permitted assignees.

10.2 WAIVER. No waiver of any term or condition of this Agreement, or any breach of this Agreement, shall or shall be deemed to be a waiver of any other term or condition of the Agreement or of any later breach of the Agreement.

10.3 SURVIVAL. The terms and conditions of Sections 3, 5, 6, 7, 8, and 9, as well as any provision necessary for the interpretation of this Agreement, shall survive the termination or expiration of this Agreement or completion of the Services.

10.4 HEADINGS. The headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, constrict, or describe the scope or intent of any particular section, nor in any way affect interpretation of this Agreement.

10.5 FORCE MAJEURE. Any delivery or other obligation set forth in this Agreement shall be extended by one (1) day for each day that performance is interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand, or requirement of any governmental agency, or any other act or condition beyond the reasonable control of the party whose performance is so affected. Company shall have the right to immediately and at any time terminate any SOW under which Independent Contractor's performance is delayed by reason of any force majeure for a period of fifteen (15) days or more.

10.6 GOVERNING LAW, JURISDICTION, AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. INDEPENDENT CONTRACTOR CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF FEDERAL JURISDICTION IS LACKING, TO THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY FOR ANY DISPUTE ALLEGING A BREACH OF THIS AGREEMENT AND WILL NOT MAINTAIN THAT EITHER FORUM LACKS PERSONAL JURISDICTION OVER INDEPENDENT CONTRACTOR OR IS AN INCONVENIENT FORUM FOR RESOLVING ANY SUCH DISPUTE.

10.7 COMPANY NAME. The Independent Contractor shall not use the Company's name without the Company's prior written consent; PROVIDED, HOWEVER, that notwithstanding the foregoing, Independent Contractor shall have the limited right, in connection with promoting itself to prospective clients, to advise such prospective clients in promotional literature or otherwise that Independent Contractor has provided services to the Company.

10.8 ENTIRE AGREEMENT. This Agreement and its annexed exhibits contain the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreement or understanding, whether oral or written, between the parties. No waiver, modification, or amendment of this Agreement or any SOW shall be valid unless in a writing signed by the party to be charged and Company's legal counsel.

10.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be an original and all of which, when taken together, shall constitute one and the same agreement.

10.10 NO IMPLIED AGREEMENT. Nothing contained in this Agreement or in any SOW shall be construed to impose any obligation on either party to enter into any SOW and each party retains the exclusive right to decline to enter into any SOW for any reason. The parties intend to be bound only upon execution of a written agreement or a written SOW and no negotiation, exchange of draft, or partial performance shall be deemed to imply an agreement. Neither the continuation of performance nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement or the full performance of any SOW.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.

SIMON & SCHUSTER, INC.

/s/ STEVEN R. CONREY
---------------------------------------
By: Steven R. Conrey
Title: Senior Vice President


INDEPENDENT CONTRACTOR

/s/ PETER BERG
---------------------------------------
By: Peter Berg
Title: CEO
Taxpayer I.D. No.:

                                    EXHIBIT A

                             FORM STATEMENT OF WORK

      This Statement of Work ("SOW") dated as of ___________, 199_ is incorporated in and made part of the Independent Contractor Master Services Agreement made and entered into as of _____________, 199__ (the "Agreement") by and between SIMON & SCHUSTER, INC., a New York corporation with offices in the State of New York and at One Lake Street, Upper Saddle River, NJ 07458 ("S&S"), and _____________________________, a _______________ corporation with a place of business at ___________________________________________________________________
("Independent Contractor").

1. Terms used in this SOW and not otherwise defined shall have the meanings specified in the Agreement.

2. Pursuant to the terms and conditions of the Agreement and this SOW, the parties hereby agree that Independent Contractor shall provide Company with the following Services and/or Materials:

CONTRACT TYPE (check as applicable):

[ ]   Fixed price of $____________, to be paid in installments as follows:

[ ]   Time & materials at the following rate(s):

      Total hourly charges shall not exceed $__________ without Company's prior written approval.

DESCRIPTION OF SERVICES AND ANY WORK INDEPENDENT CONTRACTOR IS TO PROVIDE (AS APPLICABLE):


SCHEDULE FOR DELIVERABLES (IF ANY):


INDEPENDENT CONTRACTOR PROJECT MANAGER (IF APPLICABLE):


COMPANY PROJECT MANAGER (IF APPLICABLE):


INDEPENDENT CONTRACTOR KEY EMPLOYEES (IF APPLICABLE):


TERM:


ADDITIONAL TERMS:


3. This SOW and the Agreement to which it becomes a part contains the entire agreement of the parties with respect to the subject matter of this SOW, and supersedes any prior agreement, understanding, or letter or intent, whether oral or written, between the parties. No waiver, modification, or amendment of this SOW shall be valid unless in a writing signed by the party to be charged.

4. This SOW shall have no force and effect unless and until it is signed by a representative of both the applicable Company business unit and a representative of the S&S Legal Department.

      IN WITNESS WHEREOF, the parties have caused this SOW to be executed and delivered as of the date first set forth above.

SIMON & SCHUSTER, INC.                       INDEPENDENT CONTRACTOR
[or applicable subsidiary or affiliate]

/s/ STEVEN R. CONREY                         /s/ PETER BERG
---------------------------------------      -----------------------------------
By: Steven R. Conrey                         By: Peter Berg

Title: Senior Vice President                 Title: CEO

                                             Taxpayer ID #: ____________________

S&S Legal Department:

________________________________________

By: ____________________________________

Title: _________________________________

                                    EXHIBIT B

                           NON-DISCLOSURE REQUIREMENTS

Pursuant to the Agreement to which this Exhibit B is annexed, Company may be disclosing to Independent Contractor certain confidential business plans, development plans, reports, financial information, design documents, specifications, programmer notes, software (its own and/or third party), and/or other information, whether or not so identified (together with any notes, analyses, compilations, studies, or other documents that are based upon, contain, or otherwise reflect such information, the "Confidential Information," which shall include this Agreement). The parties agree as follows with respect to treatment of the Confidential Information:

      1. Independent Contractor shall use the Confidential Information solely for the purpose of performing the Services specified in the applicable SOW and not for any other purpose. Except to the extent permitted by Section 3 below, Independent Contractor will not disclose the Confidential Information, in whole or in part, to any other party. In fulfilling its obligations under this Agreement, Independent Contractor shall use at least the same standard of care it uses to protect its own information of similar kind, but not less than a reasonable standard of care.

      2. The term "Confidential Information" shall be deemed not to include information which (i) is or becomes generally available to the public other than
(a) as a result of a disclosure by Independent Contractor or any other person who directly or indirectly receives such information from the Independent Contractor or (b) in violation of a confidentiality obligation to the Company known to Independent Contractor or (ii) is or becomes available to Independent Contractor on a non-confidential basis from a source which is entitled to disclose it to Independent Contractor or (iii) is independently developed by Independent Contractor without benefit of the Confidential Information.

      3. In the event that Independent Contractor is required by law or by interrogatories, requests for information or documents, subpoena, Civil Investigative Demand, or similar process to disclose any information supplied to Independent Contractor pursuant to the Agreement, including without limitation the Confidential Information or any other information the disclosure of which is restricted by the terms of this Exhibit B, Independent Contractor will provide the Company with prompt prior written notice of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order, Independent Contractor is nonetheless, in the written opinion of its counsel (which shall be forwarded to the Company upon request), compelled to disclose Confidential Information or any other information the disclosure of which is restricted by the terms of this Exhibit B to any tribunal or else stand liable for contempt or suffer other material censure or penalty, Independent Contractor may disclose only that portion of the Confidential Information or other information which it is advised in writing by its counsel (which shall be forwarded to the Company upon request) is so legally compelled and Independent Contractor will exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

      4. All Confidential Information disclosed by the Company to Independent Contractor shall be and shall remain the Company's property. Upon termination of the Agreement, Independent Contractor shall redeliver all tangible Confidential Information furnished by the Company. Except to the extent Independent Contractor is advised in writing by counsel that such action is prohibited by law, Independent Contractor will also destroy all written material, memoranda, notes, and other writings or recordings whatsoever prepared by it based upon, containing, or otherwise reflecting any Confidential Information. Any Confidential Information that is not returned or destroyed, including without limitation any oral Confidential Information, shall remain subject to the confidentiality obligations set forth in this Exhibit B.

      5. Independent Contractor acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Exhibit B by Independent Contractor and that the Company shall be entitled to specific performance, including without limitation injunctive relief, as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Exhibit B but shall be in addition to all other remedies available at law or equity. Independent Contractor agrees to reimburse the Company for costs and expenses (including without limitation attorneys' fees) incurred by the Company in connection with the enforcement of this Exhibit B.

      6. If any provision of this Exhibit B is not enforceable in whole or in part, the remaining provisions of this Exhibit B shall not be affected thereby. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.